Exhibit 11.       Statement of Computation of Per Share Earnings

PATIENT INFOSYSTEMS, INC.


                                                          Three Months Ended           Nine Months Ended
                                                             September 30,               September 30,
                                                        1997             1996        1997             1996
                                                        ----             ----        ----             ----

Net Loss                                              $(1,097,562)  $ (699,703)    $(2,578,992)  $(1,979,610)
                                                      ===========   ==========     ===========   ===========

Weighted average Common Stock outstanding               7,995,062    3,607,202       7,969,972     3,607,202

Weighted average Series A Convertible Preferred
     Stock outstanding                                      -        1,296,000           -         1,296,000

Staff Accounting Bulletin Common Stock equivalents:

     Series B Convertible Preferred Stock
     issued May and June of 1996, calculated using the
     treasury stock method                                  -          750,000           -           541,668

     Dilutive effect of stock options granted in
     the preceding twelve months, calculated
     using the treasury stock method                        -          770,350           -           770,350
                                                        ---------    ---------       ---------     ---------

Number of shares to be used in calculation              7,995,062    6,423,553       7,969,972     6,215,220
                                                        =========    =========       =========     =========

Loss per common share                                  $    (0.14)  $    (0.11)     $    (0.32)   $    (0.32)
                                                       ==========   ==========      ==========    ==========


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 14, 1997



PATIENT INFOSYSTEMS, INC.
(Registrant)




/s/ Donald A. Carlberg
Donald A. Carlberg
President and Chief Executive Officer


/s/ Lynda J. Bates
Lynda J. Bates, CPA
Controller
(Principal Accounting Officer)